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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Director of Investor Relations
(732) 362-2380

               INTELLIGROUP ANNOUNCES CHANGE IN STATUS OF AUDITORS

EDISON, N.J., August 11, 2004 /PRNewswire-FirstCall/ -- Intelligroup, Inc., (Nasdaq: ITIG), a leading global provider of strategic IT outsourcing services, today announced that Deloitte & Touche LLP has advised the Company that it intends to resign and will not serve as the Company's independent registered accounting firm effective following the conclusion of its review of the Company's interim financial information for the second quarter of 2004.

The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in connection with its report.

The Company's Audit Committee has commenced a search for a new auditing firm.

ABOUT INTELLIGROUP
Intelligroup, Inc. is a leading global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.


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Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries.